Exhibit 21

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                                              SUBSIDIARIES OF THE REGISTRANT

                                                                                  Jurisdiction             Percent of
               Parent                               Subsidiary                  of Incorporation            Ownership

FFW Corporation                        First Federal Savings Bank of Wabash          Federal                  100%
FFW Corporation                        FirstFed Financial, Inc.                      Indiana                  100%
First Federal Savings Bank of Wabash   Wabash Investments, Inc.                      Nevada                   100%
Wabash Investments, Inc.               Wabash Holdings, Inc.                         Nevada                   100%
Wabash Holdings, Inc.                  Wabash Portfolio, LLC                         Nevada                    99%
Wabash Investments, Inc.               Wabash Portfolio, LLC                         Nevada                    1%

     The financial statements of FFW Corporation are consolidated with those of its subsidiaries.

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